SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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[ ]  Confidential, for use of the Commission only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           Jones Apparel Group, Inc.
   ------------------------------------------------------------------------
              (Name of Registrant as Specified in its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                          JONES APPAREL GROUP, INC.
                           250 RITTENHOUSE CIRCLE
                         BRISTOL, PENNSYLVANIA 19007
                             _________________

April 24, 1998

TO OUR STOCKHOLDERS:

  The 1997 annual meeting will be held on May 27, 1998 at 10:00 a.m. at 270
Park Avenue, 11th floor, Conference Room C, New York, New York. Please read these materials so you will know what we plan to do at this meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you can't attend the meeting. If you would like to attend, please see the instructions on page 11.


                                             Sidney Kimmel
                                             Chairman


                WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
               PLEASE FILL IN, SIGN, DATE AND PROMPTLY MAIL THE
               ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                              TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Notice of Annual Meeting of Stockholders . . . . . . . . . . . . . . . . .    ii
Who Can Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
How You Can Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Required Votes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Security Ownership of Certain Beneficial Owners. . . . . . . . . . . . . .     2
Election of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Compliance with Section 16(a) of the Securities Exchange Act of 1934 . . .     5
Committees of the Board of Directors . . . . . . . . . . . . . . . . . . .     5
Compensation Committee Interlocks and Insider Participation. . . . . . . .     5
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . .     6
Compensation Committee and Stock Option Committee Reports
  on Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . .     8
Comparative Performance by the Company . . . . . . . . . . . . . . . . . .     9
Employment and Compensation Arrangements . . . . . . . . . . . . . . . . .    10
Compensation of Directors. . . . . . . . . . . . . . . . . . . . . . . . .    10
Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Independent Certified Public Accountants . . . . . . . . . . . . . . . . .    10
Submission of Stockholder Proposals. . . . . . . . . . . . . . . . . . . .    11
Other Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
How to Attend the Annual Meeting . . . . . . . . . . . . . . . . . . . . .    11

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD MAY 27, 1998

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Jones Apparel Group, Inc. will be held on May 27, 1998 at 10:00 a.m. at 270 Park Avenue, 11th floor, Conference Room C, New York, New York. The purpose of the meeting is to vote on the following matters:

  1.   The election of directors;

  2. Ratification of selection of BDO Seidman, LLP as the Company's independent certified public accountants for 1998;

  3.   Such other business as may properly come before the meeting.

  The close of business on April 10, 1998 has been fixed as the record date. Only stockholders of record at the close of business on that date can vote at the meeting.

  Please promptly date, sign and mail the enclosed proxy using the enclosed addressed envelope, which needs no postage if mailed within the United States.


                                   By Order of the Board of Directors

                                              Sidney Kimmel
                                                Chairman

Dated: April 24, 1998

                                PROXY STATEMENT

                           JONES APPAREL GROUP, INC.
                            250 Rittenhouse Circle
                                 Keystone Park
                               Bristol, PA 19007

                        ANNUAL MEETING OF STOCKHOLDERS

  The Board of Directors is soliciting proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 27, 1998 at 10:00 a.m. at 270 Park Avenue, 11th floor, Conference Room C, New York, New York. This proxy statement and the proxies solicited hereby will be sent to stockholders on or about April 24, 1998. The Company's Annual Report to its Stockholders for the year ended December 31, 1997 accompanies this proxy statement.

Who Can Vote

  At the close of business on April 10, 1998, 50,312,850 shares of the Company's Common Stock were outstanding and eligible for voting at the meeting. Each stockholder of record has one vote for each share of Common Stock held on all matters to come before the meeting. Only stockholders of record at the close of business on April 10, 1998 are entitled to notice of and to vote at the meeting.

How You Can Vote

  If you return your properly signed proxy to us before the annual meeting, we will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from the ratification of BDO Seidman, LLP to be the Company's independent certified public accountants for 1998.

  The proxy may be revoked by the stockholder at any time prior to its use, by voting in person at the Annual Meeting, by executing a later-dated proxy, or by submitting a written notice of revocation to the Secretary of the Company at the Company's office or at the Annual Meeting.

  Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish either to vote "for," "against" or "abstain" on the proposal to ratify the selection of BDO Seidman, LLP as the Company's independent certified public accountants for 1998, or to vote in favor or withhold authority to vote for one or more of the Board of Directors' nominees for director. If you do not specify on your proxy card how you want to vote your shares, we will vote them "FOR" the election of all nominees for director as set forth under "Election of Directors" below, and "FOR" the ratification of BDO Seidman, LLP to be the Company's independent certified public accountants for 1998.

Required Votes

  Pennsylvania law and the Company's by-laws require the presence of a "quorum" for the annual meeting. A quorum is defined as the presence, either in person or represented by proxy, of the holders of a majority of the votes which could be cast in the election or on a proposal. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. "Broker nonvotes," or proxies submitted by brokers which do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (when such instructions are required by New York Stock Exchange Rules), are not considered "shares present" and will not affect the outcome of the vote.

  Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval. The selection of the Company's independent public accountants must be approved by a majority of votes cast. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with the selection of independent public accountants. Director nominees must receive a plurality of the votes cast at the meeting, which means that a broker non-vote or a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting.

Security Ownership of Certain Beneficial Owners

  The information contained herein has been obtained from the Company's records, or from information furnished directly by the individual or entity to the Company.

  The table below shows all persons known to the Company to own 5% or more of the Company's Common Stock, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as of April 10, 1998.

                                               Number of       Percentage
Name and Address                              Shares Owned      of Class
---------------------------------------      --------------   ------------
Sidney Kimmel
c/o Jones Apparel Group, Inc.
250 Rittenhouse Circle, Keystone Park
Bristol, PA  19007                              7,349,050           15%

Putnam Investments, Inc.
One Post Office Square
Boston, MA 02109                                3,442,600<F1>        7%

_______________
<F1> Putnam Investments holds no shares with direct power to vote and 915,500 shares with shared power to vote. Putnam Investments has shared power to dispose of or to direct the disposition of all reported shares. Information as to the number of shares is as of December 31, 1997 and is furnished in reliance on the Schedule 13G filed by Putnam Investments and its subsidiaries, Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., dated January 16, 1998.

  The table below shows how much stock of the Company each director, nominee, executive officer of the Company named in the Summary Compensation Table on page 6 (the "Named Executive Officers") and all directors and executive officers of the Company, as a group, owned as of April 10, 1998.

                                             Number
                                               of             Percentage
Name                                      Shares Owned         of Class
----------------------------------        ------------        ----------
Sidney Kimmel. . . . . . . . . . .         7,349,050              15%
Herbert J. Goodfriend. . . . . . .            64,276 <F1>          *
Jackwyn Nemerov. . . . . . . . . .           106,574 <F2>          *
Irwin Samelman . . . . . . . . . .            20,000 <F3>          *
Geraldine Stutz. . . . . . . . . .            19,000 <F4>          *
Howard Gittis. . . . . . . . . . .             3,000 <F4>          *
Wesley R. Card . . . . . . . . . .            50,934 <F5>          *

All Directors and
Officers as a group
(8 persons). . . . . . . . . . . .         7,616,334 <F6>         15%
___________________
* Less than one percent.

<F1> Includes 18,841 shares issuable upon exercise of currently exercisable options.
<F2> Includes 83,128 shares issuable upon exercise of currently exercisable options.
<F3> Includes 20,000 shares issuable upon exercise of currently exercisable options.
<F4> Includes 1,000 shares issuable upon exercise of currently exercisable options.
<F5> Includes 35,834 shares issuable upon exercise of currently exercisable options.
<F6> Includes 163,303 shares issuable upon exercise of currently exercisable options.


Election of Directors

  In accordance with the by-laws, the Company's Board of Directors has fixed the number of directors which comprises the Board of Directors at five directors. The Company's Board of Directors has nominated five persons to be elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are elected. All of the nominees currently serve as directors of the Company.

  We will vote your shares as you specify on the enclosed proxy form. If you sign, date and return the proxy form but don't specify how you want your shares voted, we will vote them "FOR" all of the nominees listed below. If unforseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

  The following information is supplied with respect to each person nominated and recommended to be elected by the Board of Directors of the Company and is based upon the records of the Company and information furnished to it by the nominees. See "Security Ownership of Certain Beneficial Owners" for information pertaining to stock ownership by the nominees.

                              Other Positions with
                              the Company and                  Has served as
Name                   Age    Principal Occupation            director since
---------------------  ---    ----------------------------    --------------
Sidney Kimmel           70    Chairman                             1975

Herbert J. Goodfriend   71    Vice Chairman                        1991

Irwin Samelman          67    Executive Vice President,            1991
                                Marketing

Geraldine Stutz         69    Principal Partner, Panache           1991
                                Productions

Howard Gittis           64    Vice Chairman and Chief              1992
                                Administrative Officer of
                                MacAndrews & Forbes
                                Holdings Inc.

  Mr. Kimmel founded the Jones Apparel Division of W.R. Grace & Co. in 1970. Mr. Kimmel has served as Chairman since 1975. Prior to 1975, Mr. Kimmel occupied various executive offices, including President of Jones New York and Vice President of John Meyer of Norwich. Prior to founding Jones, Mr. Kimmel was employed by W.R. Grace & Co. and was President of Villager, Inc., a sportswear company.

  Mr. Goodfriend joined the Company in 1990 after serving as the Company's legal counsel for the previous three years and has served as a director since July 1991. Before joining the Company, Mr. Goodfriend served as a director of Villager, Inc. and Venice Industries, Inc. In addition, Mr. Goodfriend is engaged in the practice of law and is of counsel to the firm Phillips Nizer Benjamin Krim & Ballon LLP, which provides legal services for the Company.

  Mr. Samelman has been Executive Vice President, Marketing of the Company since 1991 and has served as a director since July 1991. In addition, from 1987 to 1991, Mr. Samelman provided marketing consulting services to the Company through Samelman Associates, Inc., a private consulting company controlled by him. Prior thereto, Mr. Samelman was Regional Marketing Manager of Russ Togs, Inc. and Vice President of Villager, Inc.

  Ms. Stutz has been a director of the Company since July 1991. Since 1993, Ms. Stutz has been a principal partner of Panache Productions, a fashion and marketing service. During the previous five years, she was Publisher of Panache Press at Random House, a book publisher. From 1960 until 1986, Ms. Stutz was President of Henri Bendel. Ms. Stutz serves on the Board of Directors of Tiffany & Co., The Theatre Development Fund and The Actors' Fund.

  Mr. Gittis has been a director of the Company since April 1992. During the past five years, Mr. Gittis' principal occupation has been Director and Vice Chairman of MacAndrews & Forbes Holdings Inc., a diversified holding company. In addition, Mr. Gittis is a director of Andrews Group Incorporated, California Federal Bank, a Federal Savings Bank, Consolidated Cigar Corporation, Consolidated Cigar Holdings Inc., First Nationwide Holdings Inc., First Nationwide (Parent) Holdings Inc., Loral Space and Communications Ltd., Mafco Consolidated Group Inc., Pneumo Abex Corporation, Power Control

Technologies, Inc., Revlon, Inc., Revlon Consumer Products Corporation, Revlon Worldwide Corporation and Rutherford-Moran Oil Corporation.

  During 1997, the Board of Directors held five meetings and took action by written consent on six occasions. All incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the Committees of the Board on which they served.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Through an administrative oversight, Geraldine Stutz, a director of the Company, did not file a Form 4 to report an open market purchase of the Company's common stock in June 1997. The purchase was reported by Ms. Stutz in a Form 5 filing in February 1998. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all other
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been complied with for the year ended December 31, 1997.

Committees of the Board of Directors

  The Board of Directors has an Audit Committee, a Stock Option Committee and a Compensation Committee. The members of each committee are appointed by the Board of Directors for a term beginning with the first regular meeting of the Board of Directors following the Annual Meeting and ending when their respective successors are elected and qualified.

  Audit Committee. The Board of Directors appointed an Audit Committee consisting of Ms. Stutz and Mr. Gittis. The Audit Committee meets periodically to review and make recommendations with respect to the Company's internal controls and financial reports, and in connection with such reviews, has met with appropriate Company financial personnel and the Company's independent certified public accountants. The Committee met two times in 1997.

  Stock Option Committee. The Stock Option Committee, consisting of Mr. Gittis and Ms. Stutz, administers the 1991 and 1996 Stock Option Plans. The Committee met one time in 1997 and took action by written consent on six occasions in 1997. Mr. Gittis and Ms. Stutz are "non-employee directors" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934).

  Compensation Committee. The Compensation Committee, consisting of Ms. Stutz and Mr. Gittis, determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers. The Committee met one time in 1997 and took action by written consent one time in 1997.

Compensation Committee Interlocks and Insider Participation

  The members of the Compensation Committee during 1997 were Ms. Stutz and Mr. Gittis, both nonemployee directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or other directors of the Company.

  In the first quarter of 1998, the Company purchased from a partnership equally owned by Mr. Kimmel and an unrelated third party, office, warehousing and distribution facilities located in Bristol, Pennsylvania (which had been previously leased from the partnership for a base rent of $1,000,000 per year) for $10,500,000, of which $4,500,000 was received by Mr. Kimmel. The Company believes that the purchase price represented the fair market value of the property as used by the Company.

Executive Compensation

Summary of Executive Compensation

  The following summary compensation table shows the before-tax compensation for the three years ended December 31, 1997 for services in all capacities for the Company's Chairman and the four other most highly compensated executive officers of the Company.

                          SUMMARY COMPENSATION TABLE

                                                                        Long-term
                                                                       Compensation
                                           Annual Compensation            Awards
                                  ------------------------------------  ----------
                                                             Other                      All
                                                             Annual                    Other
Name and                                                    Compen-       Options      Compen-
Principal Position        Year     Salary      Bonus<F1>     sation     (shares)<F3>  sation<F4>
---------------------     ----    --------     ---------   -----------  ------------  ----------
Sidney Kimmel             1997    $850,000      $      -    $    -           400,000      $3,150
 Chairman                 1996     750,000             -         -                 -       2,763
                          1995     750,000             -         -                 -       1,500

Herbert J. Goodfriend     1997     537,101       100,000     8,394<F2>             -       3,150
 Vice Chairman            1996     543,750        75,000     8,794<F2>       100,000       3,048
                          1995     600,000        60,000     8,394<F2>             -       1,500

Jackwyn Nemerov           1997     750,000       200,000     6,625<F5>        50,000       3,150
 President                1996     554,167       150,000     5,661<F5>       200,000       3,150
                          1995     500,000       150,000     2,627<F5>             -       1,500

Irwin Samelman            1997     650,000       200,000         -           200,000       3,150
 Executive Vice           1996     500,000       150,000         -           100,000       3,048
 President, Marketing     1995     500,000       125,000         -                 -       1,500

Wesley R. Card            1997     325,000       200,000     7,200<F2>        50,000       3,150
 Chief Financial Officer  1996     300,000       100,000     7,200<F2>       100,000       3,056
                          1995     300,000        85,000     7,200<F2>             -       1,500
__________________


<F1>  Annual bonus amounts are reported for the year earned and accrued regardless of the timing of the actual payment.

<F2>  These amounts are allowances for the employee's purchase or lease of personal automobiles.

<F3>  Adjusted to reflect 2-for-1 stock split effective October 2, 1996.

<F4>  These amounts represent contributions by the Company to the Jones Apparel
      Group, Inc. Retirement Plan on behalf of the named individuals.

<F5>  These amounts are allowances for Company-provided clothing.

  Stock option exercises by the Named Executive Officers during 1997, as well as the number and total value of unexercised "in-the-money" options at December 31, 1997, are as follows:

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                                                     Value of
                                                    Number of Unexercised    Unexercised In-the-Money
                          Shares                         Options at                 Options at
                         Acquired                   December 31, 1997 (#)      December 31, 1997 ($)
                            on         Value
Name                    Exercise(#)  Realized($)  Exercisable/Unexercisable  Exercisable/Unexercisable
---------------------   -----------  -----------  -------------------------  -------------------------
Sidney Kimmel                    -             -                - / 400,000                      - / -

Herbert J. Goodfriend       81,563     2,613,503           43,007 /  80,000      1,087,465 / 1,520,000

Jackwyn Nemerov             54,206     2,022,744           81,128 / 318,666      2,109,313 / 6,451,811

Irwin Samelman              50,000     1,838,438           20,000 / 280,000        380,000 / 1,520,000

Wesley R. Card              48,166     1,487,711           15,834 / 194,000        300,846 / 3,459,700


  The following table sets forth the details of stock options granted to the Named Executive Officers during 1997. The table shows, among other data, hypothetical potential gains from stock options granted based entirely on assumed growth rates of 5% and 10% in the value of the Company's stock price over the ten-year life of the options. The assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock prices, which will depend on market conditions and the Company's future performance and prospects.
All options were granted under the Company's 1996 Stock Option Plan.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 Potential Realizable
                                                                                   Value at Assumed
                                                                                    Annual Rates of
                                                                                  Stock Appreciation
                                           Individual Grants                        for Option Term
                          --------------------------------------------------   ------------------------
                                       % of Total
                          Number of    Options Granted              Expir-     At 5%        At 10%
                          Options      to Employees      Price      ation      Annual       Annual
Name                      Granted      in Fiscal Year    $/Share    Date       Growth Rate  Growth Rate
-----------------------   ----------   ---------------   --------   --------   -----------  -----------
Sidney Kimmel             400,000<F1>        23.3%         $50.50   07/22/07   $12,704,000  $32,194,000

Herbert J. Goodfriend           -               -               -          -             -            -

Jackwyn Nemerov            50,000<F2>         2.9%       $45.3125   12/12/07    $1,424,375   $3,610,375

Irwin Samelman            200,000<F1>        11.6%         $50.50   07/22/07    $6,352,000  $16,097,000

Wesley R. Card             50,000<F2>         2.9%       $45.3125   12/12/07    $1,424,375   $3,610,375

___________________
<F1> The options vest and become exercisable on a cumulative basis as to 33 1/3%
     of the shares subject to options in each of the years commencing July 22, 1998 until July 22, 2000, and thereafter are exercisable until the tenth anniversary of the date of grant.

<F2> The options vest and become exercisable on a cumulative basis as to 20% of the shares subject to options in each of the years commencing December 12, 1998 until December 12, 2002, and thereafter are exercisable until the tenth anniversary of the date of grant.

Compensation Committee and Stock Option Committee Reports on
Executive Compensation

  General. The Compensation Committee was established in February 1993. The Company's compensation plans under which its executive officers have been compensated for services rendered during 1997 were in place prior to the establishment of the present compensation committee. These policies evolved over the years when the Company operated as a private company, prior to an initial public stock offering in May 1991. At the time of the initial public stock offering, the Chairman's compensation level was reviewed and compared to officers of other publicly held apparel companies, and has been adjusted since that time. On January 1, 1997, Mr. Kimmel's salary was adjusted to $850,000 based on an updated review of other publically held apparel companies.

  During 1997, the Compensation Committee engaged a compensation consultant to review the Chairman's compensation package, as compared to the chief executive officers of other comparable publically traded apparel companies. Upon review of this study, in July 1997, the Chairman was awarded 400,000 stock options at the market price on the date of the grant. The use of stock options to fairly compensate the Chairman is in keeping with the Company's Compensation Philosophy, as described in the next paragraph.

  Compensation Philosophy. The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, integrate management pay with the achievement of the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified management. Management compensation is intended to be set at levels that the Compensation Committee believes is consistent with others in the Company's industry and gives special emphasis to the need for the best creative talent available in product-related positions.

  In determining what are competitive levels of compensation, the Committee reviewed the salary and bonus levels of other publicly traded apparel companies which were considered comparable to the Company, either in their size or type of operations. The Committee has targeted the base salary of Company executives at the median to high range of the surveyed companies.

  Base Salaries. Base salaries for the Company's executive officers have been established with reference to amounts paid by the Company's competitors for key managerial and creative talent.

  Annual Bonuses. The Company has a bonus program for its executive officers under which cash bonuses are awarded by the Compensation Committee on a subjective basis, considering individual job performance, the level of bonuses paid by competitors, the level of base compensation and incentive stock options awarded, and the overall performance of the Company (with primary emphasis on growth in both revenues and net earnings per share), with no specific weighing of the individual factors. Mr. Kimmel has not participated in the bonus program.

  Stock Option Grants. The Stock Option Committee awards stock options to the Company's executive officers in order to link the long-term interests of such persons and the Company's Stockholders, and assist in the retention of such executives.

  Tax Considerations. The Omnibus Budget Reconciliation Act of 1993 imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its five most highly compensated officers. While the Committee cannot predict with certainty how the Company's compensation might be affected, the Committee intends to try to preserve the tax deductibility of all executive compensation while maintaining the Company's compensation program as described in this report.

Compensation and Stock Option Committees: Geraldine Stutz, Howard Gittis March 17, 1998


Comparative Performance by the Company

  The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index and (ii) a published industry index or peer group. The following chart compares the performance of the Company's Common Stock with that of the S&P 500
Composite Index and the S&P Textile Apparel Manufacturers Index, assuming an investment of $100 on December 31, 1992 in each of the Common Stock, the stocks comprising the S&P 500 Composite Index and the stocks comprising the S&P Textile Apparel Manufacturers Index and the reinvestment of dividends (although dividends have not been declared on the Company's Common Stock).

                                   [GRAPH]

                   COMPARISON OF CUMULATIVE TOTAL RETURN

Measurement Period                 Jones                      S&P Textile
(Fiscal Year Covered)          Apparel Group     S&P 500     Manufacturers
---------------------          -------------     -------     -------------

1992                              $100.00        $100.00        $100.00
1993                                78.36         110.08          75.61
1994                                67.54         111.53          74.05
1995                               103.28         153.45          83.17
1996                               196.07         188.68         114.26
1997                               225.58         251.63         123.22

Employment and Compensation Arrangements

  The Company and Herbert J. Goodfriend, Vice Chairman of the Company, entered into an agreement under which, at such time as his employment with the Company is terminated, Mr. Goodfriend will serve as a consultant to the Company for a five-year period, for an annual fee of $300,000. If Mr. Goodfriend's employment is terminated by the Company, he would also be entitled to a one-time severance payment of $600,000.

  The Company has an agreement with Wesley R. Card, its Chief Financial Officer, pursuant to which Mr. Card would be eligible to receive up to 12 months of salary continuation were the Company to terminate his employment other than for willful misconduct or fraud.

Compensation of Directors

  Each director who is not a full-time employee of the Company receives an annual grant of options to purchase 1,000 shares of the Company's common stock at an exercise price of $1.00 per share. Each option will expire on the tenth anniversary of its date of grant, and will be exercisable commencing six months from the date of grant, in whole or in part, during the exercise period.

Certain Transactions

  Herbert J. Goodfriend, the Vice Chairman of the Company, is of counsel to the law firm Phillips Nizer Benjamin Krim & Ballon LLP, which currently performs legal services for the Company. During 1997, Phillips Nizer Benjamin Krim & Ballon LLP received $9,035 in legal fees from the Company. Mr. Goodfriend does not participate in any way in such fees.

  The Company operates office, warehousing and distribution facilities in a 419,000 square foot free-standing building located in Bristol, Pennsylvania, which, until March 1998, was leased from a partnership equally owned by Mr. Kimmel and an unrelated third party. The triple net lease had a base rent of $1,000,000 per year. The Company believes that the lease terms were at least as favorable as those which could have been obtained from an independent third party.

  In the first quarter of 1998, the Company purchased the Bristol property for $10,500,000, of which $4,500,000 was received by Mr. Kimmel. The Company believes that the purchase price represented the fair market value of the property as used by the Company.

  On September 16, 1997, the Company purchased 150,000 shares of its Common Stock from Mr. Samelman for $8,337,675 ($54.93 per share). The purchase price was agreed to in writing by the Company and Mr. Samelman on September 15, 1997 and was based on the quoted prices for trades on the New York Stock Exchange on September 16, 1997. The purchase was specifically authorized by the Board of Directors, and the stock purchased from Mr. Samelman was part of an ongoing stock purchase program previously authorized by the Board.

Independent Certified Public Accountants

  BDO Seidman, LLP were the independent certified public accountants of the Company during 1997 and have been selected, subject to ratification by the stockholders of the Company at the Annual Meeting, as the Company's independent certified public accountants for 1998. BDO Seidman, LLP has served as the Company's independent accountants for more than the past five years and is, therefore, familiar with the affairs and financial procedures of the Company. A representative of BDO Seidman, LLP will be present at the Annual Meeting, with an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

  If the selection of BDO Seidman, LLP is not ratified, or prior to the next annual meeting of stockholders they decline to act or otherwise become incapable of acting, or if its employment is otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent certified public accountants whose employment for any period subsequent to the next annual meeting will be subject to stockholder approval at such meeting.

Submission of Stockholder Proposals

  Any stockholder proposal intended for inclusion in the proxy material for the 1999 annual meeting must be received by the Company at its principal place of business no later than December 28, 1998.

Other Matters

  The Board of Directors is not aware of any business constituting a proper subject for action by the stockholders to be presented at the meeting, other than those set forth in this Proxy Statement. However, if any such matter should properly come before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.

How to Attend the Annual Meeting

  The meeting is being held at 270 Park Avenue, 11th floor, Conference Room C, New York, New York. 270 Park Avenue is located on the West side of Park Avenue, between 47th and 48th Streets.

  THE COMPANY'S 1997 FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO:
JONES APPAREL GROUP, INC., 250 RITTENHOUSE CIRCLE, KEYSTONE PARK, BRISTOL, PENNSYLVANIA 19007; ATTN: WESLEY R. CARD.

  In addition to soliciting proxies by mail, the Company may make requests for proxies by telephone, telegraph or messenger or by personal solicitation by officers, directors, or employees of the Company, or by any one or more of the foregoing means. The Company will also reimburse brokerage firms and other nominees for their actual out-of-pocket expenses in forwarding proxy material to beneficial owners of the Company's shares. All expenses in connection with such solicitation are to be paid by the Company.

                                          By Order of the Board of Directors
                                                    Sidney Kimmel
                                                      Chairman

Dated: April 24, 1998

                                  [FRONT SIDE]

PROXY

                            JONES APPAREL GROUP, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


  The undersigned hereby appoints Sidney Kimmel, Herbert J. Goodfriend and Wesley R. Card, and each of them, each with full power to act without the other, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Jones Apparel Group, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on May 27, 1998 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side.

      (Continued, and to be marked, dated and signed, on the other side)

                                [REVERSE SIDE]


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE         Please mark
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.         your votes
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR          as indicated
PROPOSALS 1 AND 2.                                             in this
                                                               example [X]


1. ELECTION OF DIRECTORS         NOMINEES: Sidney Kimmel, Herbert J. Goodfriend,
                                           Irwin Samelman, Geraldine Stutz &
   FOR all          WITHHOLD               Howard Gittis
  nominees         AUTHORITY
  listed to         to vote      INSTRUCTION: To withhold authority to vote for
  the right         for all                any individual nominee, write that
 (except as        nominees                nominee's name in the space provided
  marked to        listed to               below.
the contrary)      the right
    [  ]             [  ]                  _____________________________________


2. Ratification of BDO Seidman, LLP      3. In their discretion, the Proxies are
   as the independent certified public      authorized to vote upon such other
   accountants of the corporation.          business as may properly come before
                                            the meeting.
   FOR     AGAINST     ABSTAIN
   [  ]     [  ]        [  ]


                                      Please sign exactly as the name appears
                                      hereon.  When shares are held by joint
                                      tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                      Dated: __________________________, 1998

                                      _______________________________________
                                      Signature

                                      _______________________________________
                                      Signature if held jointly


               (PLEASE SIGN, DATE, AND RETURN THE PROXY CARD
                   PROMPTLY USING THE ENCLOSED ENVELOPE)